EXHIBIT 16.1

RBSM, LLP

New York, New York

August 20, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the , Precious Investments, Inc., formerly Figo Ventures, Inc. (the “Company”) Form 8-K dated August 3, 2015, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ RBSM, LLP